Exhibit 10.2

Subscription Agreement

THE SECURITIES ARE BEING OFFERED PURSUANT TO SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND RULE 506(b) PROMULGATED THEREUNDER AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

DDC Enterprise Limited

368 9th Ave., 6th Fl.

New York, New York 10001

The undersigned subscriber (“Subscriber”) understands that DDC Enterprise Limited, a corporation organized under the laws of the Cayman Islands (the “Company”), is offering its Class A ordinary shares, par value $0.016 per share (the “Securities”), for the payment set out in Section 4 below (the “Purchase Price”) in an offering exempt pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder without registration of the Securities under the Securities Act (the “Offering”). The Subscriber is a holder of a note(s), that is part of a series of notes, previously issued by the Company and that are being modified in accordance with a loan extension agreement (the “Loan Extension Agreement”) dated as of the date hereof (the “Notes”) and as partial consideration for the Loan Extension, the Company is offering the Securities to the Subscriber contingent upon entering into this Subscription Agreement.

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for a number of Securities set forth opposite such Subscriber’s name on Appendix A to the Loan Extension Agreement for the consideration described in Section 4 hereof. The Subscriber acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Subscription Agreement.

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to Subscriber at the Closing referred to in Section 3 hereof.

3. The Closing; NYSE Compliance. The closing of the purchase and sale of the Securities (the “Closing”) shall take place concurrently with the closing contemplated by the Loan Extension; provided, however, that the Closing shall be contingent on the Company’s compliance with the rules and regulations of the NYSE American, including any requirement to submit an additional listing application with the NYSE American.

4. Payment for Securities. Payment for the Securities shall consist of Subscriber agreeing to the terms of the Loan Extension Agreement. Subscriber shall receive notice and evidence of the entry of the number of the Securities owned by Subscriber reflected on the books and records of the Company, which shall bear a notation that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

a. The Company is duly formed and validly existing under the laws of the country of its formation, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits, and orders required by law for the conduct by the Company of its business as it is currently being conducted.

b. The Securities have been duly authorized and, when issued, delivered, and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

c. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

d. The Company is authorized to issue One Million Seven Hundred fifty Thousand (1,750,000) Class B shares, par value $0.016 per share (the “Class B Shares”); Two Hundred Million (200,000,000) Class A shares, par value $0.016 per share (the “Class A Shares”, and together with the Class B Shares, the “Ordinary Shares”); and Ten Million (10,000,000) preferred shares, par value $0.016 per share (“Preferred Shares”). All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. The issue and sale of the Securities in this Offering will not obligate the Company to issue any securities to any person (other than subscribers) and will not result in a right of any security holder in Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

e. There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company which question the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which would reasonably be expected to have a material adverse effect on the Company. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a material adverse effect on the Company.

f. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 6 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation D, Rule 506(b) promulgated under the Securities Act, or under any applicable State Securities Laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

6. Representations and Warranties of the Subscriber. Subscriber hereby represents and warrants to and covenants with the Company that:

a. General.

i. Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by Subscriber hereunder, and such purchase will not contravene any law, rule or regulation binding on Subscriber or any investment guideline or restriction applicable to Subscriber.

ii. The Subscriber is a resident of the state/country/province set forth on Appendix A to the Loan Extension Agreement and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

iii. Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the Subscriber purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which Subscriber is subject or in which Subscriber makes such purchases or sales, and the Company shall have no responsibility therefor. Subscriber has no present intention of selling or otherwise disposing of the Securities in violation of the securities laws of the United States.

iv. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

b. Information Concerning the Company.

i. With respect to information provided by the Company, Subscriber has relied solely on the information contained in this Subscription Agreement to make the decision to purchase the Securities.

ii. Subscriber understands and accepts that the purchase of the Securities involves various risks. Subscriber represents that it is able to bear any and all loss associated with an investment in the Securities.

iii. Subscriber confirms that it is not relying and will not rely on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood the Company is not acting nor has it acted as an advisor to Subscriber in deciding to invest in the Securities. Subscriber acknowledges that neither the Company, nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining Subscriber’s authority or suitability to invest in the Securities.

iv. Subscriber is familiar with the business and financial condition and operations of the Company. Subscriber has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

v. Subscriber understands that, unless Subscriber notifies the Company in writing to the contrary at or before the Closing, each of Subscriber’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by Subscriber.

vi. Subscriber acknowledges that the Company has the right in its sole and absolute discretion to abandon this Offering at any time prior to the completion of the Offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return any previously paid subscription price of the Securities, without interest thereon, to Subscriber.

vii. Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

c. No Guaranty. Subscriber confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) an of investment in the Securities or (B) made any representation to the Subscriber regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, Subscriber is not relying on the advice or recommendations of the Company and Subscriber has made its own independent decision that the investment in the Securities is suitable and appropriate for Subscriber.

d. Status of Subscriber. Subscriber has such knowledge, skill and experience in business, financial and investment matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of Subscriber’s own professional advisors, to the extent that Subscriber has deemed appropriate, Subscriber has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. Subscriber has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and Subscriber is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

e. Restrictions on Transfer or Sale of Securities.

i. Subscriber is acquiring the Securities solely for Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. Subscriber understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Subscriber and of the other representations made by Subscriber in this Subscription Agreement. Subscriber understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ii. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement. Subscriber understands that the Securities are “restricted securities” as that term is defined by Rule 144 under the Securities Act, and that Subscriber may only resell such Securities in a transaction registered under the Securities Act or subject to an available exemption therefrom, and in accordance with any applicable state securities laws. In the event of any such resale, the Company may require an opinion of counsel satisfactory to it. Subscriber acknowledges that any physical certificate representing the Securities shall bear a legend to this effect.

f. Continued Economic Risk. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. The Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

g. Accredited Investor Status or Non U.S. Person – Regulation S.

i. Subscriber represents that Subscriber is an “accredited investor” as defined in Section 2(a)(15) of the Securities Act and in Rule 501 of Regulation D promulgated. Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice. Subscriber has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company. Subscriber agrees to provide any additional documentation the Company may reasonably request, or as may be required by the securities administrators or regulators of any state or federal authority, to confirm that Subscriber meets any applicable minimum financial suitability standards. Subscriber is not acting as an underwriter or a conduit for sale to the public or to others of unregistered securities, directly or indirectly, on behalf of the Company or any person with respect to such Securities.

ii. Alternatively, if Subscriber is not a U.S. Person and the offer and sale are being made outside of the U.S. in compliance with Regulation S of the Securities Act, then Subscriber acknowledges that it need not be an accredited investor but must then execute and deliver to the Company if requested a separate representation letter confirming the availability of Regulation S in connection with the purchase and sale of securities hereunder.

iii. Subscriber understands and agrees that Subscriber may be asked or required to provide documentation (“Documentation”) to verify the Subscriber’s accredited investor status. Notwithstanding anything else contained herein or in other materials provided to Subscriber, this Documentation may be retained and reviewed by the Company and copies of the Documentation may be provided to affiliates of the Company. The Subscriber understands that the Company may not accept Subscriber’s subscription if Subscriber is not able to provide Documentation acceptable to Company, or for any other reason.

h. Shareholder information. Within five days after receipt of a request from the Company, Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

i. The Subscriber is not a Bad Actor. Subscriber is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) of Regulation D under the Securities Act (a “Disqualification Event”). Subscriber agrees to immediately notify the Company if Subscriber becomes subject to a Disqualification Event following the date of this Subscription Agreement. If Subscriber becomes subject to a Disqualification Event, Subscriber agrees to execute and deliver to the Company an irrevocable proxy granting the Company the right to vote, in the manner as determined by the Company in its sole discretion all Shares held by Subscriber on all matters requiring member action. The irrevocable proxy shall automatically become effective as of the date of any Disqualification Event and shall cease to be effective as of the date Subscriber ceases to be subject to any Disqualification Event, as determined in good faith by the Company. Subscriber agrees to execute, make, acknowledge and deliver such other instruments, agreements and documents as may be required to fulfill the purposes set forth above.

j. Publicly Available Information. Subscriber has read all of the Company’s public filings including its Annual Report on Form 20-F for the fiscal year ended December 31, 2023.

7. Conditions to Obligations of the Subscriber and the Company. The obligations of Subscriber to purchase and pay for the Securities specified on the signature page hereto and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of Subscriber contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Obligations Irrevocable. Following the Closing, the obligations of Subscriber shall be irrevocable.

9. Legend. The certificates, book entry or other form of notation representing the Securities sold pursuant to this Subscription Agreement will be notated with a legend or designation, which communicates in some manner that the Securities were issued pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder and may only be resold pursuant to an exemption from or compliance with the registration provisions of the Securities Act.

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Subscriber without the prior written consent of the other party.

12. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to conflict of law principles thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Subscription Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

13. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

14. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

15. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or email to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	DDC Enterprise Limited 368 9th Ave., 6th Fl. New York, New York 10001 Attention: Kyle Guse, Esq., General Counsel
If to the Subscriber:	See address on Appendix A to Loan Extension Agreement

16. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

17. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments which are not material or which are to the benefit of the Subscriber and (iii) the death or disability of Subscriber.

18. Notification of Changes. Subscriber hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement, which would cause any representation, warranty, or covenant of Subscriber contained in this Subscription Agreement to be false or incorrect.

19. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement on February __, 2025.

SUBSCRIBER (if an individual):
By_____________________ Name:

SUBSCRIBER (if an entity):
_______________________ Legal Name of Entity By_____________________ Name: Title:

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to all of the Securities for the subscription amount specified above on Subscriber’s signature page.

DDC Enterprise Limited
By_____________________ Name: Title: